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                                                                     EXHIBIT 2.9

                                PLEDGE AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated June 9, 2005, made by MITEL NETWORKS LIMITED, a private company limited by shares incorporated under the laws of England and Wales and having its registered office at Portskewett, Monmouthshire, NP26 5YR (the "Pledgor"), in favor of HIGHBRIDGE INTERNATIONAL LLC, a limited liability company formed under the laws of the Cayman Islands, acting as collateral agent (in such capacity, the "Collateral Agent") pursuant to the Collateral Agency Agreement dated April 27, 2005 (the "Collateral Agency Agreement") for itself as a holder and the other holders (each a "Secured Party" and collectively, the "Secured Parties") from time to time of senior secured convertible notes initially issued on April 27, 2005 (as amended, restated or supplemented from time to time the "Notes") by Mitel Networks Corporation, a corporation incorporated under the laws of Canada (the "Issuer"), pursuant to a Securities Purchase Agreement dated April 27, 2005 (the "Securities Purchase Agreement") by and among the Issuer and the buyers party thereto.

                                   WITNESSETH:

            WHEREAS, the Pledgor is an indirect, wholly-owned subsidiary of the Issuer;

            WHEREAS, pursuant to the Securities Purchase Agreement, the Secured Parties purchased the Notes on April 27, 2005;

            WHEREAS, while it was to be a condition precedent to such purchase of the Notes that the Pledgor have executed and delivered to the Collateral Agent a pledge and security agreement providing for the pledge to the Collateral Agent and the grant to the Collateral Agent, in each case for the benefit of the Secured Parties, of a security interest in and Lien on 100% of the issued and outstanding capital stock of Mitel Networks, Inc., a Delaware corporation ("Mitel Delaware"), the Secured Parties agreed to purchase the Notes without prior satisfaction of such condition provided that the Issuer agreed in an Undertaking dated April 27, 2005 to satisfy such condition within thirty (30) Business Days after the purchase of the Notes; and

            WHEREAS, the Pledgor determined, prior to the purchase of the Notes by the Secured Parties, that such purchase and the execution, delivery and performance of this Agreement benefit, and are in the best interests of, the Issuer's group and therefore of the Pledgor;

            NOW, THEREFORE, in consideration of the premises and the purchase by the Secured Parties of the Notes pursuant to the Securities Purchase Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

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            SECTION 1. Definitions. Defined terms used and not otherwise defined herein have the meanings given them in the Guarantee and Security Agreement (the "Guarantee and Security Agreement") dated April 27, 2005 between Mitel Delaware and the Collateral Agent, or, if not defined therein, the meanings given them in the Notes. All terms used in this Agreement which are defined in Article 8 or
Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

            SECTION 2. Pledge and Grant of Security Interest. As collateral security for all of the Liabilities, the Pledgor hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent, a continuing security interest in, and Lien on, in each case for the benefit of the Secured Parties, the Pledgor's right, title and interest in and to the following (collectively, the "Pledged Collateral"):

                  (a) all issued and outstanding shares of capital stock of Mitel Delaware (the "Pledged Shares"), whether or not evidenced or represented by any stock certificate, certificated security or other instrument, the certificates representing the Pledged Shares, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property (including, but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

                  (b) all proceeds (including proceeds of proceeds) of any and all of the foregoing.

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, Lien, claim or otherwise).

            SECTION 3. Security for Liabilities. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the Liabilities.

            SECTION 4. Delivery of the Pledged Collateral.

                  (a) All certificates currently representing the Pledged Shares shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Agreement. All other certificates and instruments constituting Pledged Collateral from time to time required to be pledged to the Collateral Agent pursuant to the terms of this Agreement shall be delivered to the Collateral Agent promptly upon, but in any event within five (5) days of, receipt thereof by or on behalf of the Pledgor. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by undated stock powers executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any Pledged Collateral consists of uncertificated securities, unless the immediately following sentence is applicable thereto, the Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) for the benefit of itself and the Secured Parties to become the registered holder thereof, or, upon the request of the Collateral Agent, cause each issuer of such securities to agree that it will comply with

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instructions originated by the Collateral Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Pledgor.

                  (b) If the Pledgor shall receive, by virtue of the Pledgor's being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, instrument, option, right, payment or distribution in trust for the benefit of the Collateral Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Collateral Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Liabilities.

            SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows to the Collateral Agent and the Secured Parties:

                  (a) The Pledgor (i) is a private company limited by shares duly incorporated, validly existing and in good standing under the laws of England and Wales and (ii) has all requisite power and authority to execute, deliver and perform this Agreement.

                  (b) The execution, delivery and performance by the Pledgor of this Agreement (i) has been duly authorized by all necessary corporate action and (ii) does not and will not contravene its organizational documents

                  (c) The execution, delivery and performance by the Pledgor of this Agreement (i) does not and will not contravene any applicable law or any contractual restriction binding on or affecting it or any of its properties,
(ii) does not and will not result in or require the creation of any Lien (other than pursuant to this Agreement) upon or with respect to any of its properties other than pursuant to this Agreement and (iii) does not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except for such contraventions, Liens, defaults, noncompliances, suspensions, revocations, impairments, forfeitures and nonrenewals which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

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                  (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. The Pledged Shares constitute 100% of the issued and outstanding capital stock of Mitel Delaware as of the date hereof.

                  (e) The Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of all Liens, except for the Lien created by this Agreement and except as otherwise provided in or permitted by the Notes or the Securities Purchase Agreement.

                  (f) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Pledgor for (i) the due execution, delivery and performance by the Pledgor of this Agreement, (ii) the grant by the Pledgor, or the perfection, of the Lien created hereby in the Pledged Collateral or (iii) the exercise by the Collateral Agent of any of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

                  (g) This Agreement creates a valid Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, in the Pledged Collateral as security for the Liabilities. All action necessary or desirable to perfect and protect such Lien has been duly taken, except for the Collateral Agent having possession of certificates, instruments and cash which become Pledged Collateral after the date hereof.

                  (h) This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and general principles of equity.

            SECTION 6. Covenants as to the Pledged Collateral. Until the Termination Date, the Pledgor will, except as otherwise provided in or permitted by the Notes or the Securities Purchase Agreement or unless the Collateral Agent shall otherwise consent in writing:

                  (a) keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any other Secured Party or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

                  (b) at the Pledgor's expense, promptly deliver to the Collateral Agent and each other Secured Party a copy of each material notice or other material communication received by it in respect of the Pledged Collateral;

                  (c) at the Pledgor's expense, defend the Collateral Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

                  (d) at the Pledgor's expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order

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to (i) perfect and protect, or maintain the perfection of, the security interest and Lien created hereby, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

                  (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein;

                  (f) not create or suffer to exist any Lien upon or with respect to any Pledged Collateral, except for the Lien created hereby; and

                  (g) not permit the issuance of (i) any additional shares of any class of Mitel Delaware, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares unless, in each case, such issuance is made to the Pledgor and such items can be and are physically delivered to the Collateral Agent at the time of issuance.

            SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.

                  (a) So long as no Event of Default under the Notes shall have occurred and be continuing:

                        (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Securities Purchase Agreement and the Notes; provided, however, that (A) the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives the Pledgor notice that, in the Collateral Agent's or Required Holders' judgment, such action (or inaction) is reasonably likely to have a material adverse effect on Mitel Delaware and (B) the Pledgor will give the Collateral Agent and each other Secured Party at least fifteen (15) Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which is reasonably likely to have such a material adverse effect;

                        (ii) the Pledgor may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption or purchase of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Collateral Agent, to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of

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the Collateral Agent and the other Secured Parties, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Liabilities; and

                        (iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

                  (b) Upon the occurrence and during the continuance of an Event of Default under the Notes:

                        (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall, subject to any rights of the Secured Parties, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, distributions, interest and other payments;

                        (ii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of Mitel Delaware, or upon the exercise by Mitel Delaware of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                        (iii) all dividends, distributions, interest and other payments that are received by the Pledgor contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Liabilities.

Notwithstanding anything to the contrary contained herein, after all Events of Default have been cured or waived, (x) all rights vested in the Collateral Agent pursuant to Sections 7(b)(i) and (ii) hereof shall cease and the Pledgor will have the right to exercise the voting and consensual rights

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and powers that it would otherwise be entitled to exercise pursuant to Section
7(a) hereof; and (y) the Collateral Agent shall, within five (5) Business Days after all such Events of Default have been cured or waived, repay to the Pledgor all cash dividends, interest or principal (in each case, without interest and only to the extent not yet applied in accordance with Section 9 hereof), that the Pledgor would otherwise be permitted to retain pursuant to the terms of
Section 7(a) hereof.

            SECTION 8. Additional Provisions Concerning the Pledged Collateral.

                  (a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, the Pledgor (i) authorizes the Collateral Agent to execute any such agreements, instruments or other documents in the Pledger's name and to file such agreements, instruments or other documents in the Pledger's name and to file such agreements, instruments, or other documents in any appropriate filing office, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Credit Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of the Pledgor and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of the Pledgor prior to the date hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (b) Effective only after an Event of Default, the Pledgor hereby irrevocably appoints the Collateral Agent as the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until the earlier date of (i) the date on which all of the Liabilities have been indefeasibly paid in full in cash and (ii) the date on which a Qualified IPO is consummated (such earlier date, the "Termination Date").

                  (c) If the Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

                  (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded

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treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent or any Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  (e) The powers conferred on the Collateral Agent hereunder are solely to protect its and the other Secured Parties' interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

                  (f) The Collateral Agent may at any time in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject to the rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

            SECTION 9. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale of Pledged Collateral owned by the Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) In the event that the Collateral Agent determines to exercise its right to sell all or any part of the Pledged Collateral pursuant to
Section 9(a) hereof, the Pledgor will, at the Pledgor's expense and upon request by the Collateral Agent: (i) execute and deliver, and cause the issuer of such Pledged Collateral and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective

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for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, (ii) cause Mitel Delaware to qualify such Pledged Collateral under the state securities or "Blue Sky" laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent, (iii) cause Mitel Delaware to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Collateral valid and binding and in compliance with applicable law.

                  (c) Notwithstanding the provisions of Section 9(b) hereof, the Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act. The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610(c) of the Code, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Collateral Agent may, in such event, bid for the purchase of such securities.

                  (d) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 10 hereof) in whole or in part by the Collateral Agent against, all or any part of the Liabilities in accordance with the provisions of the Collateral Agency Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the Termination Date shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

                  (e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the Interest Rate

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specified in the Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses and other client charges of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

            SECTION 10. Indemnity and Expenses. The Pledgor agrees to pay on demand all losses, costs, expenses (including, but not limited to, reasonable attorneys' fees) and damages incurred by the Collateral Agent or any Secured Party in connection with any amendment, waiver or consent with respect to this Agreement, in enforcing or attempting to enforce this Agreement or in protecting the Collateral Agent's or any Secured Party's rights under this Agreement following any default by the Pledgor under this Agreement, whether the Collateral Agent's or any Secured Party's rights are enforced by suit or otherwise.

            SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Pledgor, to it at its address specified on the first page of this Agreement; if to the Collateral Agent, to it in c/o Highbridge Capital Management, LLC, 9 West 57th Street, New York, New York 10019, USA, Attention:
Ari J. Storch/Adam J. Chill, Facsimile (212) 751-0755; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (a) if mailed (by certified mail, postage prepaid and return receipt requested), when received or five (5) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, provided same is on a Business Day and, if not, on the next Business Day or (c) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

            SECTION 12. Security Interest Absolute. All rights of the Collateral Agent, all Liens and all Liabilities hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Notes or any other Credit Document, (b) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Liabilities, or any other amendment or waiver of or consent to any departure from the Notes or any Credit Document, (c) any exchange or release of, or non-perfection of any Lien on any Pledged Collateral, or any release or amendment or waiver of, or consent to or departure from any guaranty, for all or any of the Liabilities, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities. All authorizations and agencies contained herein with respect to any of the Pledged Collateral are irrevocable and powers coupled with an interest.

            SECTION 13. Miscellaneous.

                  (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor and the Collateral Agent, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No failure on the part of the Collateral Agent or any Secured Party to exercise, and no delay in exercising, any right hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Collateral Agent and Secured Parties provided herein and in the other Credit Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Collateral Agent or Holders under any Credit Document against any party thereto are not conditional or contingent on any attempt by any such Person to exercise any of their rights under any other document against such party or against any other Person.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (d) This Agreement shall create a continuing security interest in and Lien on the Pledged Collateral and shall (i) remain in full force and effect until the Termination Date and (ii) be binding on the Pledgor and its successors and assigns, and shall inure, together with all rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, each Secured Party and their successors, transferees and assigns. None of the rights or Liabilities of the Pledger hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void. The Collateral Agent may resign as such in the manner and with the effect specified in the Collateral Agency Agreement.

                  (e) Upon the Termination Date, (i) this Agreement and the security interest and Lien created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Collateral Agent will, upon the Pledgor's request and at the Pledgor's expense, without any representation, warranty or recourse whatsoever, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  (f) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST AND LIEN CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  (g) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (h) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

            SECTION 14. Jurisdiction; Jury Trial. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the New York State courts or Federal courts sitting in the Borough of Manhattan, State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its signatories thereunto duly authorized, as of the date first above written.

                                    PLEDGOR:

                                    MITEL NETWORKS LIMITED

                                    By: /s/ Paul Butcher
                                        -----------------------
                                        Director

                                        /s/ [ILLEGIBLE]
                                        -----------------------
                                        Director

ACKNOWLEDGED AND ACCEPTED

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

By: ____________________________________________
    Name: Adam J. Chill
    Title: Managing Director

            IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its signatories thereunto duly authorized, as of the date first above written.

                                        PLEDGOR:

                                        MITEL NETWORKS LIMITED

                                        By: _________________________________
                                            Director

                                            _________________________________
                                            Director/Secretary

ACKNOWLEDGED AND ACCEPTED

HIGHBRIDGE INTERNATIONAL LLC

By: Highbridge Capital Management, LLC

By: /s/ Adam J. Chill
    --------------------
    Name: Adam J. Chill
    Title: Managing Director